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                                                                     EXHIBIT 8.1


                                 [WHITE & CASE
                   LIMITED LIABILITY PARTNERSHIP LETTERHEAD]



                                                                    May 28, 2003


Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Re:      $300,000,000 5.50% Junior Subordinated Convertible Debentures Due 2033

Dear Ladies and Gentlemen:

         We have acted as special counsel for The Williams Companies, Inc. (the "Company"), a company organized under the laws of the State of Delaware, in connection with the issuance and sale by the Company of $300,000,000 aggregate principal amount of 5.50% Junior Subordinated Convertible Debentures due 2033 (the "Securities"). This opinion is delivered to you pursuant to Section 5(d) of the Purchase Agreement (the "Purchase Agreement"), dated as of May 20, 2003, between the Company and the Initial Purchaser. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Purchase Agreement or the exhibits thereto.

         In so acting, we have examined such certificates of officers of the Company, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of officers of the Company with respect to the accuracy of material factual matters contained therein which we have not independently established, and upon the representations and warranties of the Company in Section 1 of the Purchase Agreement and of the Initial Purchaser in Section 2 of the Purchase Agreement.


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            Based upon and subject to the foregoing, we are of the opinion that:

            1. The Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

            2. The Indenture has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

            3. The Registration Rights Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and except to the extent that the rights to indemnity and contribution contained therein may be limited by applicable state or federal securities laws or the public policy underlying such laws.

            4. The Purchase Agreement has been duly executed and delivered by the Company.

            5. The issuance of the Securities and the execution, delivery and performance by the Company of the Purchase Agreement, the Indenture, the Securities and the Registration Rights Agreement do not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law or regulation of the State of New York or the United States of America applicable to the Company, except the declaration of effectiveness by the Commission of the registration statement filed pursuant to the Registration Rights Agreement, the Common Stock into which the Securities are convertible being accepted for listing on the New York Stock Exchange, and such consents, approvals, authorizations, registrations or qualifications as have been obtained and made and as may be required under the state securities or "blue sky laws" in connection with the purchase and distribution of the Securities by the Initial Purchaser (as to which we express no opinion).

            6. The execution, delivery and performance by the Company of the Purchase Agreement, the Registration Rights Agreement, the Securities and the Indenture will not violate (i) the Certificate of Incorporation or By-laws of the Company, (ii) the terms of any Material Contract, or (iii) any order, judgment or decree of any court or other agency of government known to us.


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           7. The Company is not, and immediately after giving effect to the offering of the Securities and the application of the proceeds therefrom as contemplated by the Offering Memorandum will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           8. The Common Stock issuable upon conversion of the Securities has been duly authorized by the Company and validly reserved for issuance by the Company upon such conversion by all necessary corporate action, and such Common Stock, when duly issued upon conversion pursuant to the Indenture, will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability solely by reason of being such a holder; the issuance of such Common Stock upon such conversion will not be subject to preemptive rights; and the preferred stock purchase rights under the Rights Agreement to which holders of shares of such Common Stock will be entitled, will be validly issued and the Common Stock will conform in all material respects to the description thereof contained in the Offering Memorandum.

           9. The statements set forth in the Offering Memorandum under the caption "Description of Convertible Debentures", insofar as they purport to constitute a summary of the terms of the Indenture, the Registration Rights Agreement and the Securities fairly summarize in all material respects the terms thereof. The authorized capital stock of the Company conforms as to legal matters to the description thereof in the Offering Memorandum. The statements under the caption "Material U.S. Federal Income Tax Considerations," insofar as such statements constitute matters of United States law, are accurate in all material respects, subject to the qualifications and limitations set forth therein.

           10. Assuming (i) the accuracy of the representations and warranties of the Company set forth in Section 1 of the Purchase Agreement, (ii) the due performance by the Company of the covenants and agreements set forth in Section 6 of the Purchase Agreement, (iii) the compliance by the Initial Purchaser with the offering and transfer procedures and the restrictions described in the Offering Memorandum and its covenants and agreements in Sections 2 and 7 of the Purchase Agreement and (iv) the accuracy of the representations and warranties of the Initial Purchaser set forth in Section 2 of the Purchase Agreement, the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Securities by the Initial Purchaser in the manner contemplated in the Offering Memorandum and the Purchase Agreement, do not require registration of the Securities under the Securities Act or qualification of the Indenture under the TIA, it being understood that we express no opinion as to any subsequent resale of any Securities.

                                      * * *

         In the course of preparation by the Company of the Offering Memorandum, we have participated in conferences with officers of the Company and with you and your counsel. Other than the Company's annual report on Form 10-K for the year ended December 31, 2002 and the Company's definitive proxy statement on
Schedule 14A filed on April 7, 2003, we did not participate in the preparation of the documents incorporated by reference in the Offering Memorandum or review them prior to their filing with the Securities and Exchange Commission


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(the "Commission") under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") or mailing to the Company's security holders, but we did review them in connection with our participation in the preparation of the Offering Memorandum. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except to the extent stated in paragraph 9 above), and our judgments as to materiality are, to the extent we deem appropriate, based in part upon the views of appropriate officers and other representatives of the Company.

         Based upon such participation in the preparation of the Offering Memorandum, but without independent check or verification, and subject to the preceding paragraph and the final paragraph hereof, nothing has come to our attention which causes us to believe that the Offering Memorandum (other than the financial statements and related schedules and other financial and accounting data included or incorporated by reference therein, as to which we express no belief), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The phrase, "to our knowledge," or words of similar import, means the actual knowledge (without independent investigation except as otherwise stated) of lawyers at White & Case LLP who have been principally involved in negotiating and reviewing the Purchase Agreement and the transactions contemplated thereby.

         We do not express or purport to express any opinions with respect to laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States. This opinion is given solely for your use pursuant to the Purchase Agreement and may not be relied on by any other person or for any other purpose. We do not undertake to advise you of any changes in our opinions expressed herein resulting from matters that may hereafter arise or that hereafter may be brought to our attention.


                                            Very truly yours,






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